EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	July 22, 2004
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

SECOND QUARTER EARNINGS

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its net income was $48.3 million or $.78 per diluted share during the three-month period ended June 30, 2004 as compared to $51.0 million or $.82 per diluted share during the second quarter of 2003. Net income was $94.5 million or $1.52 per diluted share during the six-month period ended June 30, 2004 as compared to $103.7 million or $1.66 per diluted share during the prior year six-month period. Net revenues were $1.02 billion and $880 million during the three-month periods ended June 30, 2004 and 2003, respectively, and $2.04 billion and $1.75 billion during the six-month periods ended June 30, 2004 and 2003, respectively.

Income from continuing operations was $47.1 million or $.76 per diluted share during the second quarter of 2004 as compared to $52.1 million or $.84 per diluted share during the second quarter of 2003. Income from continuing operations was $93.2 million or $1.50 per diluted share during the six-month period ended June 30, 2004 as compared to $106.5 million or $1.70 per diluted share during the prior year six-month period. Excluding the $2.8 million of pre-tax Medicaid disproportionate share revenue (“DSH”) recorded during the first quarter of 2004 ($1.7 million after-tax), which was attributable to a prior period, our adjusted income from continuing operations was $91.4 million or $1.48 per diluted share during the six-month period ended June 30, 2004.

At our acute care hospitals owned during both periods located in the U.S. and Puerto Rico, admissions decreased approximately 1%, patient days decreased 2%, revenues increased 2.2% and revenue per adjusted patient day increased 3.8% during the 2004 second quarter, as compared to the prior year quarter. At our behavioral health hospitals owned in both periods, admissions increased 7%, patient days increased 6%, revenues increased 7.5% and revenue per adjusted patient day increased 2.0% during the second quarter of 2004 as compared to the prior year quarter.

Our operating margin (as calculated on the attached schedule of Supplemental Consolidated Income Statement Information), decreased to 14.8% during the three-month period ended June 30, 2004 as compared to 17.1% during the same period of the prior year.

At our acute care hospitals located in the U.S. and Puerto Rico owned during both three-month periods ended June 30, 2004 and June 30, 2003, the operating margin decreased to 16.7% during the second quarter of 2004 from 18.9% during the second quarter of the prior year. The operating margin at our behavioral health hospitals owned during both periods increased to 24.5% during the second quarter of 2004 from 24.1% during the comparable quarter of the prior year.

During the second quarter of 2004, we spent approximately $105 million to purchase the following behavioral health care facilities: (i) the Stonington Institute in Stonington, Connecticut including a 63-bed behavioral health hospital, partial services, a school, group homes and detox services; (ii) a 112-bed facility in Savannah, Georgia; (iii) a 77-bed facility in Benton, Arkansas; (iv) the operations of an 82-bed facility in Las Vegas, Nevada, and; (v) a 72-bed facility in Bowling Green, Kentucky.

Also during the second quarter of 2004, in conjunction with our strategic plan to sell two recently acquired acute care hospitals in California as well as certain other under-performing assets, we sold the following acute care facilities for combined cash proceeds of approximately $68 million: (i) a 112-bed hospital located in San Luis Obispo, California; (ii) a 65-bed hospital located in Arroyo Grande, California; (iii) a 136-bed leased hospital in Shreveport, Louisiana, and; (iv) a 106-bed hospital located in La Place, Louisiana. In addition, subsequent to the end of the quarter, we sold a 160-bed pediatric and surgery hospital located in Rio Piedras, Puerto Rico. The operating results of all these facilities, as well as the $1.2 million after-tax net gain resulting from the divestitures during the second quarter of 2004, are reflected as discontinued operations in the Consolidated Statements of Income for the three-month and six-month periods ended June 30, 2004 and 2003.

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on July 23, 2004. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on July 23, 2004 and will continue through midnight on July 30, 2004. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number of 8676437. This call will also be available live over the internet at our web site at www.uhsinc.com.

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide, in Puerto Rico and in France. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in “Forward-Looking Statements and Risk Factors” on pages 14 and 15 of our Form 10-Q for the quarterly period ended March 31, 2004), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Net revenues	$1,018,700	$879,661	$2,038,646	$1,751,354

Operating charges:
Salaries, wages and benefits	414,000	346,132	828,390	690,321
Other operating expenses	238,455	205,043	470,107	402,164
Supplies expense	140,087	118,018	282,931	235,111
Provision for doubtful accounts	75,762	59,886	161,139	123,498
Depreciation and amortization	40,319	34,048	78,970	67,141
Lease and rental expense	18,117	15,490	36,115	30,935

	926,740	778,617	1,857,652	1,549,170

Income before interest expense, minority interests and income taxes	91,960	101,044	180,994	202,184

Interest expense, net	10,899	9,370	21,805	19,215
Minority interests in earnings of consolidated entities	6,260	8,530	11,179	13,560

Income before income taxes	74,801	83,144	148,010	169,409
Provision for income taxes	27,699	31,065	54,813	62,937

Income from continuing operations	47,102	52,079	93,197	106,472

Income (loss) from discontinued operations, net of income tax expense (a)	1,187	(1,129)	1,276	(2,732)

Net income	$48,289	$50,950	$94,473	$103,740

Basic earnings per share: (b)
From continuing operations	$0.82	$0.90	$1.62	$1.84
From discontinued operations	$0.02	$(0.02)	$0.02	$(0.05)

Total basic earnings per share	$0.84	$0.88	$1.64	$1.79

Diluted earnings per share: (b)
From continuing operations	$0.76	$0.84	$1.50	$1.70
From discontinued operations	$0.02	$(0.02)	$0.02	$(0.04)

Total diluted earnings per share	$0.78	$0.82	$1.52	$1.66

Universal Health Services, Inc.

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
(a) Calculation of income (loss) from discontinued operations, net of income tax:

Loss from operations	$(63)	$(1,790)	$(331)	$(4,334)
Gains, net of losses on divestitures	1,929	—	2,338	—

Income/loss from discontinued operations, pre-tax	1,866	(1,790)	2,007	(4,334)
Income tax (provision)/benefit	(679)	661	(731)	1,602

Income (loss) from discontinued operations, net of income tax expense	$1,187	$(1,129)	$1,276	$(2,732)

(b) Earnings per share calculation:

Basic:
Income from continuing operations	$47,102	$52,079	$93,197	$106,472
Less: Dividends on unvested restricted stock, net of taxes	(28)	0	(56)	0

Income from continuing operations - basic	$47,074	$52,079	$93,141	$106,472
Income (loss) from discontinued operations	1,187	(1,129)	1,276	(2,732)

Net income - basic	$48,261	$50,950	$94,417	$103,740

Weighted average number of common shares - basic	57,622	57,655	57,593	57,966

Basic earnings per share:
From continuing operations	$0.82	$0.90	$1.62	$1.84
From discontinued operations	$0.02	$(0.02)	$0.02	$(0.05)

Total basic earnings per share	$0.84	$0.88	$1.64	$1.79

Diluted:
Income from continuing operations	$47,102	$52,079	$93,197	$106,472
Less: Dividends on unvested restricted stock, net of taxes	(28)	0	(56)	0
Add: Debenture interest, net of taxes	2,305	2,178	4,573	4,355

Income from continuing operations - diluted	$49,379	$54,257	$97,714	$110,827
Income (loss) from discontinued operations	1,187	(1,129)	1,276	(2,732)

Net income - diluted	$50,566	$53,128	$98,990	$108,095

Weighted average number of common shares	57,622	57,655	57,593	57,966
Add: Shares for conversion of convertible debentures	6,577	6,577	6,577	6,577
Other share equivalents	774	710	860	726

Weighted average number of common shares and equiv. - diluted	64,973	64,942	65,030	65,269

Diluted earnings per share:
From continuing operations	$0.76	$0.84	$1.50	$1.70
From discontinued operations	$0.02	$(0.02)	$0.02	$(0.04)

Total diluted earnings per share	$0.78	$0.82	$1.52	$1.66

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2004	December 31, 2003
Assets:
Cash and cash equivalents	$36,335	$35,186
Accounts receivable, net	575,365	488,876
Other current assets	100,072	103,426
Property, plant and equipment, net	1,433,785	1,271,117
Other assets	808,395	812,251
Assets held for sale	10,258	61,874

Total Assets	$2,964,210	$2,772,730

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$13,193	$10,871
Liabilities held for sale	5,112	9,197
Other current liabilities	455,592	375,685
Other noncurrent liabilities	229,476	216,094
Long-term debt	849,587	868,566
Deferred income taxes	47,691	41,841
Minority interest	184,616	159,554
Stockholders’ equity	1,178,943	1,090,922

Total Liabilities and Stockholders’ Equity	$2,964,210	$2,772,730

Universal Health Services, Inc.

Supplemental Consolidated Income Statement Information

(in thousands)

(unaudited)

	Three months ended June 30, 2004		Three months ended June 30, 2003
Net revenues	$1,018,700	100.0%	$879,661	100.0%

Operating charges:
Salaries, wages and benefits	414,000	40.6%	346,132	39.3%
Other operating expenses	238,455	23.4%	205,043	23.3%
Supplies expense	140,087	13.8%	118,018	13.4%
Provision for doubtful accounts	75,762	7.4%	59,886	6.8%

	868,304	85.2%	729,079	82.9%

Operating income/margin (c)	150,396	14.8%	150,582	17.1%

Lease and rental expense	18,117		15,490
Minority interests in earnings of consolidated entities	6,260		8,530

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”) (c)	126,019		126,562
Depreciation and amortization	40,319		34,048
Interest expense, net	10,899		9,370

Income before income taxes	74,801		83,144
Provision for income taxes	27,699		31,065

Income from continuing operations	47,102		52,079
Income (loss) from discontinued operations, net of income taxes	1,187		(1,129)

Net income	$48,289		$50,950

Universal Health Services, Inc.

Supplemental Consolidated Income Statement Information

(in thousands)

(unaudited)

	Six months ended June 30, 2004		Six months ended June 30, 2003
Net revenues	$2,038,646	100.0%	$1,751,354	100.0%

Operating charges:
Salaries, wages and benefits	828,390	40.6%	690,321	39.4%
Other operating expenses	470,107	23.1%	402,164	23.0%
Supplies expense	282,931	13.9%	235,111	13.4%
Provision for doubtful accounts	161,139	7.9%	123,498	7.1%

	1,742,567	85.5%	1,451,094	82.9%

Operating income/margin (c)	296,079	14.5%	300,260	17.1%

Lease and rental expense	36,115		30,935
Minority interests in earnings of consolidated entities	11,179		13,560

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”) (c)	248,785		255,765

Depreciation and amortization	78,970		67,141
Interest expense, net	21,805		19,215

Income before income taxes	148,010		169,409
Provision for income taxes	54,813		62,937

Income from continuing operations	93,197		106,472
Income (loss) from discontinued operations, net of income taxes	1,276		(2,732)

Net income	$94,473		$103,740

Calculation of Adjusted Income from Continuing Operations (c)	Amount	Per Diluted Share	Amount	Per Diluted Share
Income from continuing operations	$93,197	$1.50	$106,472	$1.70
Less: After-tax DSH revenue attributable to prior period	(1,748)	$(0.02)	—	—

Adjusted income from continuing operations	$91,449	$1.48	$106,472	$1.70

(c)	We believe that operating income, operating margin, EBITDA, adjusted income from continuing operations, adjusted net income, adjusted income from continuing operations per diluted share and adjusted earnings per diluted share (as calculated on the attached schedules of Supplemental Consolidated Income Statement Information), which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. Since the source of financing for the purchase of property and equipment and other assets at each hospital varies, we believe that measuring operating performance before capital-related costs (such as depreciation and amortization, lease and rental and interest expense) provides a useful comparison of relative operating performance among our facilities. Operating income and operating margin are used by management as analytical indicators for purposes of assessing the relative operating performance of our individual hospitals and operating segments, and the overall Company. Also, our use of operating income, operating margin and EBITDA enables investors to compare our performance with that of others in the industry. In addition, we believe that comparing and discussing our financial results based on adjusted income from continuing operations, adjusted net income, adjusted income from continuing operations per diluted share and adjusted earnings per diluted share, is helpful to our investors since it neutralizes the effect in each period, of items that are nonrecurring or non-operational in nature such as gains on sales of assets and businesses or amounts reflected in the current or prior year financial statements that relate to prior periods.

To obtain a complete understanding of our financial performance, these measures should be examined in connection with net income determined in accordance with generally accepted accounting principles, as presented in these financial statements as well as information provided elsewhere such as our Reports on Forms 10-Q and 10-K. Since the items excluded from operating income, operating margin, EBITDA, adjusted income from continuing operations, adjusted net income, adjusted income from continuing operations per diluted share and adjusted earnings per diluted share are significant components in understanding and assessing financial performance under generally accepted accounting principles, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Because these measures are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:

	% Change Quarter Ended 6/30/2004	% Change 6 mos. ended 6/30/2004
Acute Care Hospitals
Revenues	2.2%	2.9%
Adjusted Admissions	0.1%	0.3%
Adjusted Patient Days	-1.6%	0.1%
Revenue Per Adjusted Admission	2.1%	2.6%
Revenue Per Adjusted Patient Day	3.8%	2.8%

Behavioral Health Hospitals
Revenues	8.3%	8.5%
Adjusted Admissions	6.7%	8.4%
Adjusted Patient Days	6.2%	6.0%
Revenue Per Adjusted Admission	1.6%	0.1%
Revenue Per Adjusted Patient Day	2.0%	2.3%

UHS Consolidated

	Second Quarter Ended		Six months Ended
	6/30/2004	6/30/2003	6/30/2004	6/30/2003
Revenues	$1,018,700	$879,661	$2,038,646	$1,751,354
EBITDA (1)	$126,019	$126,562	$248,785	$255,765
EBITDA Margin (1)	12.4%	14.4%	12.2%	14.6%

Cash Flow From Operations	$129,752	$129,412	$224,675	$210,178
Days Sales Outstanding	52	47	51	47
Capital Expenditures	$47,582	$62,655	$118,018	$106,204

Debt (net of cash)	—	—	$826,445	$675,415
Shareholders Equity	—	—	$1,178,943	$976,432
Debt / Total Capitalization	—	—	41.2%	40.9%
Debt / EBITDA (2)	—	—	1.71	1.43
Debt / Cash From Operations (2)	—	—	2.13	1.66

Acute Care EBITDAR Margin (3)	15.3%	18.9%	15.0%	19.2%
Behavioral Health EBITDAR Margin (3)	24.1%	24.1%	24.1%	23.0%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

JUNE 30, 2004

AS REPORTED:

	FOR THE THREE MONTHS ENDED
	ACUTE (1) (2)			BEHAVIORAL HEALTH
	6/30/04	6/30/03%		6/30/04	6/30/03%
Hospitals owned and leased	26	22	18.2%	44	39	12.8%
Average licensed beds	6,314	5,333	18.4%	4,214	3,902	8.0%
Patient days	320,285	294,829	8.6%	310,723	269,451	15.3%
Average daily census	3,519.6	3,239.9	8.6%	3,414.5	2,961.0	15.3%
Occupancy-licensed beds	55.7%	60.8%	-8.2%	81.0%	75.9%	6.8%
Admissions	68,831	63,074	9.1%	23,944	22,029	8.7%
Length of stay	4.7	4.7	-0.5%	13.0	12.2	6.1%

Inpatient revenue	$1,687,108	$1,430,272	18.0%	$310,737	$274,367	13.3%
Outpatient revenue	649,442	511,842	26.9%	46,472	41,178	12.9%
Total patient revenue	2,336,550	1,942,114	20.3%	357,209	315,545	13.2%
Other revenue	9,900	11,359	-12.8%	8,610	8,974	-4.1%
Gross hospital revenue	2,346,450	1,953,473	20.1%	365,819	324,519	12.7%

Total deductions	1,594,852	1,298,271	22.8%	188,087	169,682	10.8%

Net hospital revenue	$751,598	$655,202	14.7%	$177,732	$154,837	14.8%

(1)	Does not include hospitals located in France.
(2)	not including assets held for sale

SAME FACILITY:

	FOR THE THREE MONTHS ENDED
	ACUTE (1) (2)			BEHAVIORAL HEALTH (3)
	6/30/04	6/30/03%		6/30/04	6/30/03%
Hospitals owned and leased	24	24	0.0%	39	39	0.0%
Average licensed beds	5,714	5,599	2.1%	3,922	3,902	0.5%
Patient days	294,558	301,219	-2.2%	286,441	269,451	6.3%
Average daily census	3,236.9	3,310.1	-2.2%	3,147.7	2,961.0	6.3%
Occupancy-licensed beds	56.6%	59.1%	-4.2%	80.3%	75.9%	5.8%
Admissions	64,127	64,815	-1.1%	23,470	22,029	6.5%
Length of stay	4.6	4.6	-1.2%	12.2	12.2	-0.2%

(1)	Does not include hospitals located in France.
(2)	Does not include Doctors of Shreveport, Arroyo Grande, French hospital, Lakeland, Corona, Methodist and Spring Valley in current and prior years.
(3)	Does not include Stonington, Coastal Harbor, Rivendell-Arkansas, Rivendell-Kentucky and Spring Mountain in current and prior years.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

JUNE 30, 2004

AS REPORTED:

	FOR THE SIX MONTHS ENDED
	ACUTE (1) (2)			BEHAVIORAL HEALTH
	6/30/04	6/30/03%		6/30/04	6/30/03%
Hospitals owned and leased	26	22	18.2%	44	39	12.8%
Average licensed beds	6,288	5,333	17.9%	4,060	3,887	4.5%
Patient days	664,419	602,801	10.2%	594,621	537,541	10.6%
Average daily census	3,650.7	3,330.4	9.6%	3,267.1	2,969.8	10.0%
Occupancy-licensed beds	58.1%	62.4%	-7.0%	80.5%	76.4%	5.3%
Admissions	140,337	128,607	9.1%	48,083	43,983	9.3%
Length of stay	4.7	4.7	1.0%	12.4	12.2	1.2%

Inpatient revenue	$3,481,712	$2,910,754	19.6%	$604,466	$547,644	10.4%
Outpatient revenue	1,281,744	998,475	28.4%	89,448	79,751	12.2%
Total patient revenue	4,763,456	3,909,229	21.9%	693,914	627,395	10.6%
Other revenue	20,048	22,568	-11.2%	16,951	17,575	-3.6%
Gross hospital revenue	4,783,504	3,931,797	21.7%	710,865	644,970	10.2%

Total deductions	3,266,077	2,620,880	24.6%	367,230	337,386	8.8%

Net hospital revenue	$1,517,427	$1,310,917	15.8%	$343,635	$307,584	11.7%

(1)	Does not include hospitals located in France.
(2)	not including assets held for sale

SAME FACILITY:

	FOR THE SIX MONTHS ENDED
	ACUTE (1) (2)			BEHAVIORAL HEALTH (3)
	6/30/04	6/30/03%		6/30/04	6/30/03%
Hospitals owned and leased	24	24	0.0%	39	39	0.0%
Average licensed beds	5,714	5,599	2.1%	3,913	3,887	0.7%
Patient days	611,374	617,427	-1.0%	570,352	537,480	6.1%
Average daily census	3,359.2	3,411.2	-1.5%	3,133.8	2,969.5	5.5%
Occupancy-licensed beds	58.8%	60.9%	-3.5%	80.1%	76.4%	4.8%
Admissions	131,018	132,320	-1.0%	47,609	43,983	8.2%
Length of stay	4.7	4.7	0.0%	12.0	12.2	-2.0%

(1)	Does not include hospitals located in France.
(2)	Does not include Doctors of Shreveport, Arroyo Grande, French hospital, Lakeland, Corona, Methodist and Spring Valley in current and prior years.
(3)	Does not include Stonington, Coastal Harbor, Rivendell-Arkansas, Rivendell-Kentucky and Spring Mountain in current and prior years.